Investor Contacts: Rusty Cloutier President & CEO or Jim McLemore, CFA Sr. EVP & CFO 337.237.8343

MidSouth Bancorp, Inc. Reports Third Quarter 2016 Results
and Declares Quarterly Dividends

Quarterly Highlights

•	Diluted EPS $0.14 versus $0.15 for 2Q2016 and $0.21 for 3Q2015

•	Annualized sequential loan growth of 7% excluding energy loans

•	Total energy loans declined $6.5 million to 19.1% of loans at period end

•	Loan loss reserve to total loans increased to 1.83% with $2.9 million provision

•	Direct C&I energy exposure 15.6% of loans with 5.2% reserve at period end

•	Total net charge-offs for the quarter were $1.0 million versus $1.3 million for 2Q16

•	Two energy-related charge-offs totaling $20,000 during the quarter

LAFAYETTE, LA., October 26, 2016/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE:MSL) today reported quarterly net earnings available to common shareholders of $1.6 million for the third quarter of 2016, compared to net earnings available to common shareholders of $2.4 million reported for the third quarter of 2015 and $1.7 million in net earnings available to common shareholders for the second quarter of 2016. Diluted earnings for the third quarter of 2016 were $0.14 per common share, compared to $0.21 per common share reported for the third quarter of 2015 and $0.15 per common share reported for the second quarter of 2016.

C. R. Cloutier, President and CEO, commenting on third quarter earnings remarked, "We were pleased to see $10.4 million in loan growth for the quarter, despite a $6.5 million decrease in our energy loans. Although our criticized energy loans increased by $21.8 million during the quarter, we have not seen a high level of energy-related charge-offs to date. Our loss content since the beginning of this cycle in late 2014 has been modest with cycle-to-date charge-offs of 1.09% of energy loans. With uncertainty plaguing the oil and gas industry, we have increased our energy loan loss reserves to 4.6% of total energy loans over the past eight quarters and will continue to work closely with our energy-related customers through this cycle."

Energy Lending Update

MidSouth Bank defines an energy loan as any loan where the borrower's ability to repay is disproportionately impacted by a prolonged downturn in energy prices. Under this definition, the Bank includes direct Commercial and Industrial (C&I) loans to energy borrowers, as well as Commercial Real Estate (CRE) loans, Residential Real Estate loans and loans to energy-related borrowers where the loan's primary collateral is cash and marketable securities. Although this definition has resulted in a lack of comparability with some other energy-related banks, management believes it to be the prudent approach to monitoring and managing the Bank's energy exposure.

Other comments on the Bank's energy lending:

•	Total energy loans, as defined above, decreased $6.5 million during 3Q16 to $243.3 million, or 19.1% of total loans, from 19.8% at June 30, 2016.

•	Direct C&I energy loans were $198.2 million or 15.6% of total loans and had a weighted average maturity of 3.5 years at September 30, 2016.

•	Energy-related CRE and residential real estate loans were $44.7 million or 3.5% of total loans at September 30, 2016.

•	Unfunded commitments on energy-related lines totaled $74.6 million at September 30, 2016.

◦	Utilization rate on energy-related lines was 43.3% at September 30, 2016, compared to 42.3% at June 30, 2016.

•	Twelve energy loan relationships had rating changes during the quarter.

◦	Five loan relationships totaling $24.6 million were downgraded to Special Mention

◦	Five loan relationships totaling $24.4 million were downgraded to Substandard

◦	Two loan relationships totaling $3.3 million were upgraded to Pass

•	Total criticized energy-related loans increased $21.8 million during 3Q16 to $114.7 million and represented 47.1% of energy loans at September 30, 2016, versus 37.2% at June 30, 2016.

•	Energy-related loans past due 30 days or more were $34.0 million, or 14.0%, with 12.7% of energy-related loans on nonaccrual status at September 30, 2016.

•	Two energy-related charge-offs totaled $20,000 during 3Q16 and YTD energy-related charge-offs totaled $1.2 million, or approximately 48 basis points of average energy loans.

•	Cycle to date net charge-offs totaled $2.9 million, or 1.09% of December 31, 2014 energy loans, which was when the effects of declining oil prices began to surface.

•	One energy-related impairment totaling $284,000 was identified during 3Q16 and one impairment increase of $310,000 on an impaired loan identified prior to 3Q16.

•
The energy reserve as a percentage of total energy loans, as defined, was 4.6% at September 30, 2016. The reserve attributable to C&I energy loans was approximately 5.2%. The reserve on all other energy loans was 2.5%.

•	The Bank had two Shared National Credits (SNCs) totaling $15.0 million in the energy portfolio at September 30, 2016 and both were downgraded to Substandard during the third quarter of 2016.

•	The Bank has no reserve-based energy loans and therefore does not conduct periodic borrowing base redeterminations associated with reserve based loans.

•
The Bank has determined its loan loss reserves using a pre-defined methodology consistently applied, which takes into account historical losses, migrations of credits using its internal loan grading system and other qualitative factors.

•	To date, during the month of October 2016, the Bank has had no rating related changes to its energy portfolio.

More information on our energy loan portfolio can be found on our website at MidSouthBank.com under Investor Relations/Presentations.

Balance Sheet

Consolidated assets totaled $2.0 billion at September 30, 2016 and 2015, compared to $1.9 billion at June 30, 2016. Our stable core deposit base, which excludes time deposits, totaled $1.4 billion at September 30, 2016 and June 30, 2016 and accounted for 90.0% of deposits compared to 89.5% of deposits, respectively. Net loans totaled $1.2 billion at September 30, 2016 and June 30, 2016, compared to $1.3 billion at September 30, 2015.

MidSouth’s Tier 1 leverage capital ratio was 10.27% at September 30, 2016, compared to 10.25% at June 30, 2016. Tier 1 risk-based capital and total risk-based capital ratios were 13.07% and 14.33% at September 30, 2016, compared to 13.14% and 14.39% at June 30, 2016, respectively. Tier 1 common equity to total risk-weighted assets at September 30, 2016 was 8.83%, compared to 8.86% at June 30, 2016. Tangible common equity totaled $129.9 million at September 30, 2016, compared to $129.5 million at June 30, 2016. Tangible book value per share at September 30, 2016 was $11.44 versus $11.40 at June 30, 2016.

Asset Quality

Nonperforming assets totaled $64.1 million at September 30, 2016, an increase of $1.2 million compared to $62.9 million reported at June 30, 2016. The increase is primarily attributable to a $912,000 increase in loans past due ninety days and over and accruing, which is the result of one loan relationship. Allowance coverage for nonperforming loans increased to 37.84% at September 30, 2016, compared to 35.68% at June 30, 2016. The ALLL/total loans ratio was 1.83% at September 30, 2016 and 1.69% at June 30, 2016. Including valuation accounting adjustments on acquired loans, the total valuation accounting adjustment plus ALLL was 2.02% of loans at September 30, 2016. The ratio of annualized net charge-offs to total loans decreased to 0.32% for the three months ended September 30, 2016 compared to 0.40% for the three months ended June 30, 2016.

Total nonperforming assets to total loans plus ORE and other assets repossessed was 5.03% at September 30, 2016 compared to 4.97% at June 30, 2016. Loans classified as troubled debt restructurings, accruing (“TDRs, accruing”) totaled $153,000 at September 30, 2016 and $154,000 at June 30, 2016. Classified assets, including ORE, increased $23.1 million, or 24.2%, to $118.6 million at September 30, 2016 compared to $95.5 million at June 30, 2016. The increase in classified assets during the quarter ended September 30, 2016 is primarily due to the downgrade of three energy-related credits totaling $23.7 million. Two of the three credits downgraded are Shared National Credits that were downgraded by the OCC during their recent review. These two credits totaled $15.0 million at September 30, 2016.

Third Quarter 2016 vs. Third Quarter 2015 Earnings Comparison

Third quarter 2016 net earnings available to common shareholders totaled $1.6 million compared to $2.4 million for the third quarter of 2015. Revenues from consolidated operations decreased $504,000 in quarterly comparison, from $23.9 million for the three months ended September 30,

2015 to $23.4 million for the three months ended September 30, 2016. Net interest income decreased $602,000 in quarterly comparison primarily due to a $619,000 decrease in interest income earned on loans. Noninterest income increased $98,000 in quarterly comparison and consisted primarily of a $57,000 increase in ATM/debit card income and a $28,000 increase in the income earned from the cash surrender value of life insurance.

Noninterest expenses increased $622,000 in quarterly comparison and consisted primarily of a $381,000 increase in salaries and employee benefits costs, a $131,000 increase in legal and professional fees, a $63,000 increase in ATM and debit card processing fees and a $78,000 increase in losses on wire fraud, which were partially offset by a $180,000 decrease in occupancy expense. The provision for loan losses decreased $900,000 in quarterly comparison, from $3.8 million for the three months ended September 30, 2015 to $2.9 million for the three months ended September 30, 2016. Income tax expense decreased $35,000 in quarterly comparison.

Dividends on the Series B Preferred Stock issued to the Treasury as a result of our participation in the Small Business Lending Fund (“SBLF”) totaled $720,000 for the third quarter of 2016 based on a dividend rate of 9%. Dividends on the Series C Preferred Stock issued with the December 28, 2012 acquisition of PSB Financial Corporation (“PSB”) totaled $91,000 for the three months ended September 30, 2016.

Fully taxable-equivalent (“FTE”) net interest income totaled $18.8 million and $19.4 million for the quarters ended September 30, 2016 and 2015, respectively.  The FTE net interest income decreased $666,000 in prior year quarterly comparison primarily due to a $620,000 decrease in interest income on loans. Interest income on loans decreased due to a $17.7 million decrease in the average balance of loans, as well a decrease in the average yield on loans of 10 basis points, from 5.55% to 5.45%. Purchase accounting adjustments added 14 basis points to the average yield on loans for the third quarter of 2016 and 20 basis points to the average yield on loans for the third quarter of 2015. Excluding the impact of the purchase accounting adjustments, average loan yields declined 4 basis points in prior year quarterly comparison, from 5.35% to 5.31%. Loan yields have declined primarily as the result of a sustained low interest rate environment and a higher volume of loans on nonaccrual status.

Investment securities totaled $420.0 million, or 21.5% of total assets at September 30, 2016, versus $406.5 million, or 20.6% of total assets at September 30, 2015. The investment portfolio had an effective duration of 3.2 years and a net unrealized gain of $5.0 million at September 30, 2016. The average volume of investment securities increased $599,000 in prior year quarterly comparison. The average tax equivalent yield on investment securities decreased 7 basis points, from 2.59% to 2.52%.

The average yield on all earning assets decreased 10 basis points in prior year quarterly comparison, from 4.65% for the third quarter of 2015 to 4.55% for the third quarter of 2016. Excluding the impact of purchase accounting adjustments, the average yield on total earning assets decreased 5 basis points, from 4.51% to 4.46% for the three month periods ended September 30, 2015 and 2016, respectively.

Interest expense increased $23,000 in prior year quarterly comparison. Increases in interest expenses included a $32,000 increase in interest expense on deposits and a $20,000 increase in interest expense on junior subordinated debentures. These increases were partially offset by a $16,000 decrease in interest expense on short-term FHLB advances and a $13,000 decrease in interest expense on securities sold under agreements to repurchase. Excluding purchase accounting adjustments on acquired certificates of deposit and FHLB borrowings, the average rate paid on interest-bearing liabilities was 0.46% for the three months ended September 30, 2016 and 0.45% for the three months ended September 30, 2015.

As a result of these changes in volume and yield on earning assets and interest-bearing liabilities, the FTE net interest margin decreased 10 basis points, from 4.34% for the third quarter of 2015 to 4.24% for the third quarter of 2016. Excluding purchase accounting adjustments on loans, deposits and FHLB borrowings, the FTE margin decreased 5 basis points, from 4.17% for the third quarter of 2015 to 4.12% for the third quarter of 2016.

Third Quarter 2016 vs. Second Quarter 2016 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders decreased $95,000, from $1.7 million for the three months ended June 30, 2016 to $1.6 million for the three months ended September 30, 2016. Net interest income increased $548,000 in sequential-quarter comparison, primarily due to a $535,000 increase in interest income earned on loans. Noninterest income decreased $7,000 in sequential-quarter comparison.

Noninterest expense increased $73,000 in sequential-quarter comparison. The increase in noninterest expense consisted primarily of increases of $80,000 in legal and professional fees, $91,000 in marketing expense, $64,000 in net expenses on ORE and $49,000 in data processing costs, which were partially offset by a $148,000 decrease in salaries and benefits costs and a $55,000 decrease in FDIC premiums. The provision for loan losses increased $600,000 in sequential-quarter comparison.

Dividends on preferred stock totaled $811,000 for the three months ended September 30, 2016 and the three months ended June 30, 2016.

FTE net interest income increased $545,000 in sequential-quarter comparison primarily due to a $534,000 increase in interest income on loans. The increase in interest income on loans resulted from an increase in the average yield on loans of 6 basis points, from 5.39% for the second quarter of 2016 to 5.45% for the third quarter of 2016 in addition to an increase in the average volume of loans of $12.1 million in sequential-quarter comparison. Excluding purchase accounting adjustments, the loan yield increased 1 basis point, from 5.30% to 5.31% during the same period. The average yield on total earning assets increased 6 basis points for the same period, from 4.49% to 4.55%, respectively. As a result of these changes in volume and yield on earning assets, the FTE net interest margin increased 7 basis points, from 4.17% to 4.24%. Excluding purchase accounting adjustments, the FTE net interest margin increased 4 basis points, from 4.08% for the second quarter of 2016 to 4.12% for the third quarter of 2016.

Year-To-Date Earnings Comparison

In year-to-date comparison, net earnings available to common shareholders decreased $3.5 million, from $8.7 million at September 30, 2015 to $5.2 million at September 30, 2016. The first nine months of 2016 included $20,000 in gain on sales of securities. The first nine months of 2015 included $1.2 million in gain on sales of securities and $160,000 of income from a death benefit on bank owned life insurance. Excluding these non-operating revenues, net earnings available to common shareholders decreased $2.1 million in year-to-date comparison. The $2.1 million decrease in operating earnings in year-to-date comparison resulted primarily from a $2.9 million decrease in net interest income, an increase of $1.3 million of noninterest expense and an increase of $1.5 million in dividends on preferred stock, which were partially offset by a $2.9 million decrease in the provision for loan losses and an $831,000 decrease in income tax expense.

Excluding non-operating income, noninterest income decreased $137,000 and consisted primarily of $73,000 in mortgage banking fees and $88,000 in letter of credit income. Increases in noninterest expense primarily included $414,000 in salaries and benefits costs, $284,000 in ATM and debit card processing fees, $211,000 in FDIC premiums, $223,000 in legal and professional fees, $137,000 in recruiting expense and $142,000 in shares tax expense, which were partially offset by a $466,000 decrease in occupancy expense.

In year-to-date comparison, FTE net interest income decreased $3.1 million primarily due to a $3.0 million decrease in interest income on loans. The average volume of loans decreased $39.8 million in year-over-year comparison, and the average yield on loans decreased 14 basis points, from 5.59% to 5.45%. The average volume of investment securities decreased $751,000 in year-over-year comparison, and the average yield on investment securities decreased 8 basis points for the same period. The average yield on earning assets decreased in year-over-year comparison, from 4.70% at September 30, 2015 to 4.54% at September 30, 2016. The purchase accounting adjustments added 17 basis points to the average yield on loans for the nine months ended September 30, 2015 and 13 basis points for the nine months ended September 30, 2016. Net of purchase accounting adjustments, the average yield on earning assets decreased 13 basis points, from 4.58% at September 30, 2015 to 4.45% at September 30, 2016.

Interest expense decreased $1,000 in year-over-year comparison. A $26,000 decrease in interest expense on deposits, a $14,000 decrease in interest expense on short-term FHLB advances and a $19,000 decrease in interest expense on securities sold under agreements to purchase were partially offset by a $56,000 increase in interest expense on junior subordinated debentures. The average rate paid on interest-bearing liabilities was 0.43% for the nine months ended September 30, 2016, compared to 0.42% for the nine months ended September 30, 2015. Net of purchase accounting adjustments, the average rate paid on interest-bearing liabilities remained unchanged at 0.46% for the nine months ended September 30, 2016 and 2015. The FTE net interest margin decreased 16 basis points, from 4.38% for the nine months ended September 30, 2015 to 4.22% for the nine months ended September 30, 2016. Net of purchase accounting adjustments, the FTE net interest margin decreased 14 basis points, from 4.24% to 4.10% for the nine months ended September 30, 2015 and 2016, respectively, primarily due to a decline in the average rate earned on loans and the decreased average volume of loans.

Dividends

MidSouth’s Board of Directors announced a cash dividend was declared in the amount of $0.09 per share to be paid on its common stock on January 3, 2017 to shareholders of record as of the close of business on December 15, 2016. Additionally, a quarterly cash dividend of 1.00% per preferred share on its 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C was declared payable on January 16, 2017 to shareholders of record as of the close of business on January 3, 2017.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a financial holding company headquartered in Lafayette, Louisiana, with assets of $2.0 billion as of September 30, 2016. MidSouth Bancorp, Inc. trades on the NYSE under the symbol “MSL.” Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 57 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs. Additional corporate information is available at MidSouthBank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements include, among others, the expected loan loss provision and future operating results. Actual results may differ materially from the results anticipated in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans; increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 15, 2016 and in its other filings with the SEC. MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
EARNINGS DATA	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Total interest income	$19,953	$19,388	$19,804	$19,886	$20,532
Total interest expense	1,414	1,397	1,420	1,349	1,391
Net interest income	18,539	17,991	18,384	18,537	19,141
FTE net interest income	18,758	18,212	18,625	18,806	19,423
Provision for loan losses	2,900	2,300	2,800	3,000	3,800
Non-interest income	4,866	4,873	4,487	4,575	4,768
Non-interest expense	17,114	17,041	16,759	17,508	16,492
Earnings before income taxes	3,391	3,523	3,312	2,604	3,617
Income tax expense	993	1,030	963	766	1,028
Net earnings	2,398	2,493	2,349	1,838	2,589
Dividends on preferred stock	811	811	427	171	172
Net earnings available to common shareholders	$1,587	$1,682	$1,922	$1,667	$2,417

PER COMMON SHARE DATA
Basic earnings per share	0.14	0.15	0.17	0.15	0.21
Diluted earnings per share	0.14	0.15	0.17	0.15	0.21
Diluted earnings per share, operating (Non-GAAP)(*)	0.14	0.15	0.17	0.15	0.21
Quarterly dividends per share	0.09	0.09	0.09	0.09	0.09
Book value at end of period	15.58	15.56	15.38	15.14	15.21
Tangible book value at period end (Non-GAAP)(*)	11.44	11.40	11.19	10.92	10.97
Market price at end of period	10.40	10.04	7.63	9.08	11.70
Shares outstanding at period end	11,362,716	11,362,705	11,362,150	11,362,150	11,361,839
Weighted average shares outstanding
Basic	11,262,282	11,255,042	11,261,644	11,281,286	11,311,841
Diluted	11,262,710	11,255,178	11,261,644	11,281,286	11,830,540

AVERAGE BALANCE SHEET DATA
Total assets	$1,927,351	$1,921,004	$1,931,904	$1,938,235	$1,949,352
Loans and leases	1,268,270	1,256,133	1,252,742	1,271,106	1,285,991
Total deposits	1,562,193	1,562,680	1,552,217	1,557,272	1,559,308
Total common equity	177,866	175,994	175,479	173,950	173,466
Total tangible common equity (Non-GAAP)(*)	130,662	128,516	127,722	125,919	125,156
Total equity	218,976	217,112	216,599	215,072	214,623

SELECTED RATIOS
Annualized return on average assets, operating (Non-GAAP)(*)	0.33%	0.35%	0.40%	0.34%	0.49%
Annualized return on average common equity, operating (Non-GAAP)(*)	3.55%	3.81%	4.41%	3.80%	5.53%
Annualized return on average tangible common equity, operating (Non-GAAP)(*)	4.83%	5.22%	6.05%	5.25%	7.66%
Pre-tax, pre-provision annualized return on average assets, operating (Non-GAAP)(*)	1.30%	1.21%	1.27%	1.15%	1.51%
Efficiency ratio, operating (Non-GAAP)(*)	73.04%	74.49%	73.28%	75.69%	68.65%
Average loans to average deposits	81.19%	80.38%	80.71%	81.62%	82.47%
Taxable-equivalent net interest margin	4.24%	4.17%	4.24%	4.22%	4.34%
Tier 1 leverage capital ratio	10.27%	10.25%	10.17%	10.10%	9.98%

CREDIT QUALITY
Allowance for loan and lease losses (ALLL) as a % of total loans	1.83%	1.69%	1.63%	1.50%	1.46%
Nonperforming assets to tangible equity + ALLL	32.98%	32.77%	30.83%	29.54%	30.51%
Nonperforming assets to total loans, other real estate owned and other repossessed assets	5.03%	4.97%	4.64%	4.29%	4.32%
Annualized QTD net charge-offs to total loans	0.32%	0.40%	0.47%	0.92%	0.28%

(*) See reconciliation of Non-GAAP financial measures on pages 15-17.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

BALANCE SHEET	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Assets
Cash and cash equivalents	$126,667	$98,535	$112,410	$89,201	$125,437
Securities available-for-sale	316,145	318,239	302,151	318,159	285,485
Securities held-to-maturity	103,412	109,420	113,623	116,792	121,043
Total investment securities	419,557	427,659	415,774	434,951	406,528
Other investments	11,339	11,036	11,195	11,188	12,063
Total loans	1,272,800	1,262,389	1,250,049	1,263,645	1,301,452
Allowance for loan losses	(23,268)	(21,378)	(20,347)	(19,011)	(18,939)
Loans, net	1,249,532	1,241,011	1,229,702	1,244,634	1,282,513
Premises and equipment	69,778	68,468	68,482	69,105	68,718
Goodwill and other intangibles	47,069	47,346	47,622	47,899	48,175
Other assets	29,978	28,469	31,366	30,755	30,874
Total assets	$1,953,920	$1,922,524	$1,916,551	$1,927,733	$1,974,308

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$403,301	$383,797	$383,684	$374,261	$406,118
Interest-bearing deposits	1,181,906	1,176,269	1,174,519	1,176,589	1,137,303
Total deposits	1,585,207	1,560,066	1,558,203	1,550,850	1,543,421
Securities sold under agreements to repurchase	95,210	85,786	87,879	85,957	92,085
Short-term FHLB advances	—	—	—	25,000	70,000
Long-term FHLB advances	25,531	25,638	25,744	25,851	25,958
Junior subordinated debentures	22,167	22,167	22,167	22,167	22,167
Other liabilities	7,679	10,926	6,704	4,771	6,713
Total liabilities	1,735,794	1,704,583	1,700,697	1,714,596	1,760,344
Total shareholders' equity	218,126	217,941	215,854	213,137	213,964
Total liabilities and shareholders' equity	$1,953,920	$1,922,524	$1,916,551	$1,927,733	$1,974,308

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Income Statements (unaudited)
(in thousands except per share data)

				Percent Change
EARNINGS STATEMENT	Three Months Ended			3Q16 vs. 2Q16	3Q16 vs. 3Q15	Nine Months Ended		Percent
	9/30/2016	6/30/2016	9/30/2015			9/30/2016	9/30/2015	Change

Interest income:
Loans, including fees	$16,974	$16,598	$17,413	2.3%	(2.5)%	$50,233	$52,839	(4.9)%
Investment securities	2,399	2,360	2,386	1.7%	0.5%	7,253	7,307	(0.7)%
Accretion of purchase accounting adjustments	399	240	579	66.3%	(31.1)%	1,101	1,475	(25.4)%
Other interest income	181	190	154	(4.7)%	17.5%	558	390	43.1%
Total interest income	19,953	19,388	20,532	2.9%	(2.8)%	59,145	62,011	(4.6)%

Interest expense:
Deposits	919	914	903	0.5%	1.8%	2,753	2,836	(2.9)%
Borrowings	419	414	448	1.2%	(6.5)%	1,269	1,302	(2.5)%
Junior subordinated debentures	170	170	150	—%	13.3%	507	451	12.4%
Accretion of purchase accounting adjustments	(94)	(101)	(110)	(6.9)%	(14.5)%	(298)	(357)	(16.5)%
Total interest expense	1,414	1,397	1,391	1.2%	1.7%	4,231	4,232	—%

Net interest income	18,539	17,991	19,141	3.0%	(3.1)%	54,914	57,779	(5.0)%
Provision for loan losses	2,900	2,300	3,800	26.1%	(23.7)%	8,000	10,900	(26.6)%
Net interest income after provision for loan losses	15,639	15,691	15,341	(0.3)%	1.9%	46,914	46,879	0.1%

Noninterest income:
Service charges on deposit accounts	2,509	2,391	2,491	4.9%	0.7%	7,213	7,170	0.6%
ATM and debit card income	1,620	1,668	1,563	(2.9)%	3.6%	4,897	4,847	1.0%
Gain on securities, net (non-operating)(*)	—	20	—	(100.0)%	-	20	1,243	(98.4)%
Mortgage lending	190	123	197	54.5%	(3.6)%	422	495	(14.7)%
Income from death benefit on bank owned life insurance (non-operating)(*)	—	—	—	-	-	—	160	(100.0)%
Other charges and fees	547	671	517	(18.5)%	5.8%	1,674	1,831	(8.6)%
Total non-interest income	4,866	4,873	4,768	(0.1)%	2.1%	14,226	15,746	(9.7)%

Noninterest expense:
Salaries and employee benefits	8,034	8,182	7,653	(1.8)%	5.0%	24,206	23,792	1.7%
Occupancy expense	3,635	3,667	3,815	(0.9)%	(4.7)%	10,899	11,365	(4.1)%
ATM and debit card	833	792	770	5.2%	8.2%	2,410	2,126	13.4%
Legal and professional fees	516	436	385	18.3%	34.0%	1,335	1,112	20.1%
FDIC premiums	365	420	391	(13.1)%	(6.6)%	1,214	1,003	21.0%
Marketing	442	351	408	25.9%	8.3%	1,174	1,112	5.6%
Corporate development	395	419	371	(5.7)%	6.5%	1,149	1,078	6.6%
Data processing	527	478	476	10.3%	10.7%	1,463	1,400	4.5%
Printing and supplies	191	223	228	(14.3)%	(16.2)%	602	708	(15.0)%
Expenses on ORE, net	100	36	146	177.8%	(31.5)%	330	244	35.2%
Amortization of core deposit intangibles	277	276	277	0.4%	—%	830	830	—%
Other non-interest expense	1,799	1,761	1,572	2.2%	14.4%	5,302	4,859	9.1%
Total non-interest expense	17,114	17,041	16,492	0.4%	3.8%	50,914	49,629	2.6%
Earnings before income taxes	3,391	3,523	3,617	(3.7)%	(6.2)%	10,226	12,996	(21.3)%
Income tax expense	993	1,030	1,028	(3.6)%	(3.4)%	2,986	3,817	(21.8)%
Net earnings	2,398	2,493	2,589	(3.8)%	(7.4)%	7,240	9,179	(21.1)%
Dividends on preferred stock	811	811	172	—%	371.5%	2,049	517	296.3%
Net earnings available to common shareholders	$1,587	$1,682	$2,417	(5.6)%	(34.3)%	$5,191	$8,662	(40.1)%

Earnings per common share, diluted	$0.14	$0.15	$0.21	(6.7)%	(33.3)%	$0.46	$0.75	(38.7)%

Operating earnings per common share, diluted (Non-GAAP)(*)	$0.14	$0.15	$0.21	(6.7)%	(33.3)%	$0.46	$0.67	(31.3)%

(*) See reconciliation of Non-GAAP financial measures on pages 15-17.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Composition of Loans and Deposits and Asset Quality Data (unaudited)
(in thousands)

COMPOSITION OF LOANS	September 30,	June 30,	Sept 16 vs Jun 16	March 31,	December 31,	September 30,	Sept 16 vs Sept 15
	2016	2016	% Change	2016	2015	2015	% Change
Commercial, financial, and agricultural	$463,031	$456,264	1.5%	$441,160	$454,028	$482,452	(4.0)%
Lease financing receivable	1,449	1,641	(11.7)%	1,590	1,968	4,790	(69.7)%
Real estate - construction	96,365	96,331	—%	84,790	74,952	74,279	29.7%
Real estate - commercial	464,853	463,142	0.4%	467,648	471,141	473,319	(1.8)%
Real estate - residential	155,653	148,379	4.9%	149,961	149,064	151,667	2.6%
Installment loans to individuals	88,537	94,522	(6.3)%	103,181	111,009	113,199	(21.8)%
Other	2,912	2,110	38.0%	1,719	1,483	1,746	66.8%

Total loans	$1,272,800	$1,262,389	0.8%	$1,250,049	$1,263,645	$1,301,452	(2.2)%

COMPOSITION OF DEPOSITS
	September 30,	June 30,	Sept 16 vs Jun 16	March 31,	December 31,	September 30,	Sept 16 vs Sept 15
	2016	2016	% Change	2016	2015	2015	% Change
Noninterest bearing	$403,301	$383,798	5.1%	$383,684	$374,261	$406,118	(0.7)%
NOW & other	465,850	467,987	(0.5)%	472,309	475,346	448,938	3.8%
Money market/savings	557,068	544,256	2.4%	534,854	531,449	468,297	19.0%
Time deposits of less than $100,000	78,785	80,158	(1.7)%	80,802	81,638	85,589	(7.9)%
Time deposits of $100,000 or more	80,203	83,867	(4.4)%	86,554	88,156	134,479	(40.4)%

Total deposits	$1,585,207	$1,560,066	1.6%	$1,558,203	$1,550,850	$1,543,421	2.7%

ASSET QUALITY DATA
	September 30,	June 30,		March 31,	December 31,	September 30,
	2016	2016		2016	2015	2015
Nonaccrual loans	$60,522	$59,865		$53,714	$50,051	$51,616
Loans past due 90 days and over	968	56		258	147	82
Total nonperforming loans	61,490	59,921		53,972	50,198	51,698
Other real estate	2,317	2,735		3,908	4,187	4,661
Other repossessed assets	283	263		265	38	—
Total nonperforming assets	$64,090	$62,919		$58,145	$54,423	$56,359

Troubled debt restructurings, accruing	$153	$154		$5,675	$164	$168

Nonperforming assets to total assets	3.28%	3.27%		3.03%	2.82%	2.85%
Nonperforming assets to total loans + ORE + other repossessed assets	5.03%	4.97%		4.64%	4.29%	4.32%
ALLL to nonperforming loans	37.84%	35.68%		37.70%	37.87%	36.63%
ALLL to total loans	1.83%	1.69%		1.63%	1.50%	1.46%

Quarter-to-date charge-offs	$1,161	$1,425		$1,594	$3,091	$1,000
Quarter-to-date recoveries	151	156		130	163	91
Quarter-to-date net charge-offs	$1,010	$1,269		$1,464	$2,928	$909
Annualized QTD net charge-offs to total loans	0.32%	0.40%		0.47%	0.92%	0.28%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Loan Portfolio - Quarterly Roll Forward (unaudited)
(in thousands except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
LOAN ACTIVITY

Loans originated	$87,991	$92,444	$73,417
Repayments	(65,871)	(65,381)	(70,817)
Increases on renewals	4,749	3,465	16,925
Change in lines of credit	(20,079)	(18,586)	(14,788)
Change in allowance for loan losses	(1,890)	(1,031)	(2,891)
Other	3,621	398	2,323
Net change in loans	$8,521	$11,309	$4,169

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Tangible Common Equity to Tangible Assets and Regulatory Ratios (unaudited)
(in thousands)

COMPUTATION OF TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	September 30, 2016	September 30, 2015

Total equity	$218,126	$213,964
Less preferred equity	41,110	41,126
Total common equity	177,016	172,838
Less goodwill	42,171	42,171
Less intangibles	4,898	6,004
Tangible common equity	$129,947	$124,663

Total assets	$1,953,920	$1,974,308
Less goodwill	42,171	42,171
Less intangibles	4,898	6,004
Tangible assets	$1,906,851	$1,926,133

Tangible common equity to tangible assets	6.81%	6.47%

REGULATORY CAPITAL

Common equity tier 1 capital	$130,349	$127,251
Tier 1 capital	192,958	189,876
Total capital	211,468	208,335

Regulatory capital ratios:
Common equity tier 1 capital ratio	8.83%	8.62%
Tier 1 risk-based capital ratio	13.07%	12.86%
Total risk-based capital ratio	14.33%	14.11%
Tier 1 leverage ratio	10.27%	9.98%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Quarterly Yield Analysis (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2016			June 30, 2016			March 31, 2016			December 31, 2015			September 30, 2015

		Tax			Tax			Tax			Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$354,770	$1,983	2.24%	$349,433	$1,940	2.22%	$358,623	$2,036	2.27%	$339,033	$1,917	2.26%	$341,192	$1,864	2.19%
Tax-exempt securities	60,544	635	4.20%	60,972	641	4.21%	64,971	699	4.30%	70,548	778	4.41%	73,523	818	4.45%
Total investment securities	415,314	2,618	2.52%	410,405	2,581	2.52%	423,594	2,735	2.58%	409,581	2,695	2.65%	414,715	2,682	2.57%
Federal funds sold	2,703	3	0.43%	3,655	3	0.32%	3,843	5	0.51%	3,922	3	0.30%	3,349	1	0.12%
Time and interest bearing deposits in other banks	64,444	83	0.50%	76,042	97	0.50%	74,271	94	0.50%	73,069	52	0.28%	62,086	40	0.25%
Other investments	11,253	95	3.38%	11,232	90	3.21%	11,189	88	3.15%	11,544	86	2.99%	10,508	99	3.77%
Loans	1,268,270	17,373	5.45%	1,256,133	16,838	5.39%	1,252,742	17,123	5.50%	1,271,106	17,319	5.41%	1,285,991	17,992	5.55%
Total interest earning assets	1,761,984	20,172	4.55%	1,757,467	19,609	4.49%	1,765,639	20,045	4.57%	1,769,222	20,155	4.52%	1,776,649	20,814	4.65%
Non-interest earning assets	165,367			163,537			166,265			169,013			172,703
Total assets	$1,927,351			$1,921,004			$1,931,904			$1,938,235			$1,949,352

Interest-bearing liabilities:
Deposits	$1,170,660	$915	0.31%	$1,176,387	$903	0.31%	$1,180,581	$907	0.31%	$1,156,166	$836	0.29%	$1,150,190	$883	0.30%
Repurchase agreements	88,560	236	1.06%	85,479	233	1.10%	85,756	233	1.09%	85,178	240	1.12%	89,025	249	1.11%
Federal funds purchased	—	—	—%	2	—	—%	—	—	—%	4	—	—%	—	—	—%
Short-term FHLB advances	—	—	—%	—	—	—%	22,802	23	0.40%	25,000	19	0.30%	31,196	16	0.20%
Long-term FHLB advances	25,581	93	1.42%	25,687	91	1.40%	25,794	90	1.38%	25,900	92	1.39%	26,007	93	1.40%
Junior subordinated debentures	22,167	170	3.00%	22,167	170	3.03%	22,167	167	2.98%	22,167	162	2.86%	22,167	150	2.65%
Total interest bearing liabilities	1,306,968	1,414	0.43%	1,309,722	1,397	0.43%	1,337,100	1,420	0.43%	1,314,415	1,349	0.41%	1,318,585	1,391	0.42%
Non-interest bearing liabilities	401,407			394,170			378,205			408,748			416,144
Shareholders' equity	218,976			217,112			216,599			215,072			214,623
Total liabilities and shareholders' equity	$1,927,351			$1,921,004			$1,931,904			$1,938,235			$1,949,352

Net interest income (TE) and spread		$18,758	4.12%		$18,212	4.06%		$18,625	4.14%		$18,806	4.11%		$19,423	4.23%

Net interest margin			4.24%			4.17%			4.24%			4.22%			4.34%

Core net interest margin (Non-GAAP)(*)			4.12%			4.08%			4.11%			4.09%			4.17%

(*) See reconciliation of Non-GAAP financial measures on pages 15-17.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)

     Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. We are providing disclosure of the reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures. "Tangible common equity" is defined as total common equity reduced by intangible assets. "Core net interest margin" is defined as reported net interest margin less purchase accounting adjustments. "Annualized return on average assets, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average assets. "Annualized return on average common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average common equity. "Annualized return on average tangible common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average tangible common equity. "Pre-tax, pre-provision annualized return on average assets, operating" is defined as pre-tax, pre-provision earnings adjusted for specified one-time items divided by average assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding. "Diluted earnings per share, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by diluted weighted-average shares. The GAAP-based efficiency ratio is measured as noninterest expense as a percentage of net interest income plus noninterest income. The non-GAAP efficiency ratio excludes specified one-time items in addition to securities gains and losses and gains and losses on the sale/valuation of other real estate owned and other assets repossessed.

     We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.

		Three Months Ended
		September 30,	June 30,	March 31,	December 31,	September 30,
		2016	2016	2016	2015	2015
Average Balance Sheet Data

Total average assets	A	$1,927,351	$1,921,004	$1,931,904	$1,938,235	$1,949,352

Total equity		$218,976	$217,112	$216,599	$215,072	$214,623
Less preferred equity		41,110	41,118	41,120	41,122	41,157
Total common equity	B	$177,866	$175,994	$175,479	$173,950	$173,466
Less intangible assets		47,204	47,478	47,757	48,031	48,310
Tangible common equity	C	$130,662	$128,516	$127,722	$125,919	$125,156

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

		Three Months Ended
		September 30,	June 30,	March 31,	December 31,	September 30,
Core Net Interest Margin		2016	2016	2016	2015	2015

Net interest income (TE)		$18,757	$18,212	$18,625	$18,806	$19,423
Less purchase accounting adjustments		(493)	(341)	(565)	(510)	(689)
Net interest income, excluding purchase accounting adjustments	D	$18,264	$17,871	$18,060	$18,296	$18,734

Total average earnings assets		$1,761,984	$1,757,467	$1,765,639	$1,769,222	$1,776,649
Add average balance of loan valuation discount		2,634	2,931	3,323	3,712	4,269
Average earnings assets, excluding loan valuation discount	E	$1,764,618	$1,760,398	$1,768,962	$1,772,934	$1,780,918

Core net interest margin	D/E	4.12%	4.08%	4.11%	4.09%	4.17%

		Three Months Ended
		September 30,	June 30,	March 31,	December 31,	September 30,
Return Ratios		2016	2016	2016	2015	2015

Net earnings available to common shareholders		$1,587	$1,682	$1,922	$1,667	$2,417
Gain on sales of securities, after-tax		—	(13)	—	—	—
Net earnings available to common shareholders, operating	F	$1,587	$1,669	$1,922	$1,667	$2,417

Earnings before income taxes		$3,391	$3,523	$3,312	$2,604	$3,617
Gain on sales of securities		—	(20)	—	—	—
Provision for loan losses		2,900	2,300	2,800	3,000	3,800
Pre-tax, pre-provision earnings, operating	G	$6,291	$5,803	$6,112	$5,604	$7,417

Annualized return on average assets, operating	F/A	0.33%	0.35%	0.40%	0.34%	0.49%
Annualized return on average common equity, operating	F/B	3.55%	3.81%	4.41%	3.80%	5.53%
Annualized return on average tangible common equity, operating	F/C	4.83%	5.22%	6.05%	5.25%	7.66%
Pre-tax, pre-provision annualized return on average assets, operating	G/A	1.30%	1.21%	1.27%	1.15%	1.51%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

		Three Months Ended					Nine Months Ended
		September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
Per Common Share Data		2016	2016	2016	2015	2015	2016	2015

Diluted earnings per share		$0.14	$0.15	$0.17	$0.15	$0.21	$0.46	$0.75
Effect of gain on sales of securities, after-tax		—	—	—	—	—	—	(0.07)
Effect of income from death benefit on bank owned life insurance		—	—	—	—	—	—	(0.01)
Diluted earnings per share, operating		$0.14	$0.15	$0.17	$0.15	$0.21	$0.46	$0.67

Book value per common share		$15.58	$15.56	$15.38	$15.14	$15.21
Effect of intangible assets per share		4.14	4.16	4.19	4.22	4.24
Tangible book value per common share		$11.44	$11.40	$11.19	$10.92	$10.97

		Three Months Ended
		September 30,	June 30,	March 31,	December 31,	September 30,
Efficiency Ratio		2016	2016	2016	2015	2015

Net interest income		$18,539	$17,991	$18,384	$18,537	$19,141

Noninterest income		$4,866	$4,873	$4,487	$4,575	$4,768
Net gain on sale of securities		—	(20)	—	—	—
Noninterest income (non-GAAP)		$4,866	$4,853	$4,487	$4,575	$4,768

Total revenue	H	$23,405	$22,864	$22,871	$23,112	$23,909
Total revenue (non-GAAP)	I	$23,405	$22,844	$22,871	$23,112	$23,909

Noninterest expense	J	$17,114	$17,041	$16,759	$17,508	$16,492
Net (loss) gain on sale/valuation of other real estate owned		(19)	(24)	—	(14)	(79)
Noninterest expense (non-GAAP)	K	$17,095	$17,017	$16,759	$17,494	$16,413

Efficiency ratio (GAAP)	J/H	73.12%	74.53%	73.28%	75.75%	68.98%

Efficiency ratio (non-GAAP)	K/I	73.04%	74.49%	73.28%	75.69%	68.65%